UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 20, 2016 (May 20, 2016)
NANOSPHERE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33775	36-4339870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(847) 400-9000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD.

On May 20, 2016, Nanosphere, Inc. (the “Company”) filed a Change in Number of Shares Outstanding Notification with the Nasdaq Stock Market, LLC (“Nasdaq”) pursuant to Nasdaq Stock Market Rule 5250(e)(1) with respect to the issuance of 4,400,000 shares of the Company’s common stock from May 19, 2016 to May 20, 2016 upon conversion of outstanding shares of the Company’s series C convertible preferred stock. After giving effect to these transaction, there will be 29,021,057 issued and outstanding shares of the Company’s common stock.

The information included under Item 7.01, "Regulation FD" of this Current Report on Form 8-K is being furnished and such information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NANOSPHERE, INC.
(Registrant)
By: /s/ Farzana Moinuddin
Farzana Moinuddin
Acting Principal Financial Officer and Chief Accounting Officer

Date: May 20, 2016